                                                             Exhibit 10.28

                               RICHARD L. RITCHIE
                 EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT

      THIS AGREEMENT dated January 6, 1997 is made by and between Big Flower Press Holdings, Inc., a Delaware corporation (the "Company"), and Richard L. Ritchie (the "Executive").

      WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel;

      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

      WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without discussion in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

      NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

      1. Defined Terms. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

      2. Term of Agreement. This Agreement shall commence on the date hereof and remain in effect until the Executive's employment with the Company is terminated by the Company, the Executive or any successor to the Company.

      3. Company's Covenants. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof in the event the Executive's employment with the Company is terminated following a Change in Control. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control under the conditions described herein. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise


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agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

      4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, the Executive will remain in the employ of the Company until the earliest of (i) the date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

      5. Compensation Other Than Severance Payments.

      5.1 Following a Change in Control, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

      5.2 If the Executive's employment shall be terminated for any reason following a Change in Control, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

      5.3 If the Executive's employment shall be terminated for any reason following a Change in Control, the Company shall pay the Executive's normal post-termination compensation and benefits, if any, to the Executive as such payments become due. Such post-termination compensation and benefits, if any, shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements in effect from time to time.

      6. Severance Payments.

      6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments and provide the Executive the benefits described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive


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without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

            (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two (2) times the sum of (i) the greater of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and the Executive's annual base salary in effect immediately prior to the Change in Control, and (ii) the greater of the target bonus for the Executive pursuant to the Company's Executive Incentive Plan (or any similar, successor or predecessor annual incentive plan) (the "EIP") in the year immediately preceding that in which the Date of Termination occurs or the average such bonus for the three (3) years immediately preceding the Change in Control.

            (B) Notwithstanding any provision of the EIP, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under the EIP, but has not yet been paid (pursuant to Section 5.2 hereof or otherwise), and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all uncompleted periods under the EIP calculated as to each such award by assuming all annual incentive targets have been met.

            (C) All stock options, restricted stock awards and any other incentive awards (other than awards under the EIP described in subparagraph (B) hereof) shall immediately vest and become exercisable and/or payable to the Executive, as the case may be, with any such stock options to remain exercisable until at least ninety (90) days following the date of such Change in Control, any performance-based awards being determined based on the assumption that all applicable incentive targets have been met.

            (D) For a twenty-four (24) month period after the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident


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      and health insurance benefits substantially similar to those which the
      Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(D) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the twenty-four
      (24) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6.1(D) shall result in a decrease, pursuant to Section 6.2, in the Severance Payments and these Section 6.1(D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2, or (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

         6.2 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), (A) the cash Severance Payments shall first be reduced (if necessary, to, but not below, zero), and (B) all other non-cash Severance Payments shall next be reduced (if necessary, to, but not below, zero). For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account,
(ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the


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Company's independent auditors in accordance with the principles of sections
280G(d)(3) and (4) of the Code.

      If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 6.2, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute Payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.

      6.3 The payments provided for in Section 6.1(A), (B) and, to the extent applicable, (C) hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as reasonably determined by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

      7. Termination Procedures and Compensation During Dispute.

      7.1 Notice of Termination. After a Change in Control, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the


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Executive's employment under the provision so indicated. Further, a Notice of
Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or
(ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

      7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

      7.3 Compensation Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court or arbitration tribunal of competent jurisdiction which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

      7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control, and such termination is disputed in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.


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      8. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated following a Change in Control pursuant to Section 6.1, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to
Section 6 or Section 7.4. Further, the amount of any payment or benefit provided for in Section 6 (other than Section 6.1(D)) or Section 7.4 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

      9. Successors; Binding Agreement.

      9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder of the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

      9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

      10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:


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           To the Company:

           Big Flower Press Holdings, Inc.
           3 East 54th Street
           New York, New York 10022
           Attention: General Counsel

           To the Executive:

           Richard L. Ritchie
           at his  office  in person or at his
           home address as  maintained  on the
           books  of  record  of  the  Company
           from time to time

      11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.

      12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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      14. Settlement of Disputes; Arbitration; Attorneys' Fees.

      14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York City, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

      14.2 Each party shall have the right, in addition to any other relief granted by such arbitrator (or by any court with respect to relief related to specific performance as set forth in Section 14.1), to attorneys' fees based on a determination by the arbitrator (or, with respect to relief related to specific performance as set forth in Section 14.1, the court) of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

      15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

      (A) "Ammon" shall mean R. Theodore Ammon, any member of his family, and any entity (including, without limitation, any trust, corporation, LLC, LLP or partnership) controlled, directly or indirectly, by R. Theodore Ammon and/or any such family member.

      (B) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

      (C) "Board" has the meaning set forth in the introduction to this Agreement.

      (D) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to
Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's


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duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith or without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

      (E) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors of the Company; or

            (II) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or
      (IV) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (III) the stockholders of the Company approve a merger or consolidation of the Company with any other entity and, in connection with such merger or consolidation, individuals who constitute the Board immediately prior to the time any agreement to effect such merger or consolidation is entered into fail for any reason to constitute at least a majority of the board of directors of the surviving corporation following the consummation of such merger or consolidation; or

            (IV) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

The acquisition of any portion of the combined voting power of the Company by Ammon or by any person affiliated with Ammon shall in no event constitute a Change in Control. The merger, consolidation or sale of assets of the Company with or to any corporation or entity controlled by

Ammon or any person affiliated with Ammon shall in no event constitute a Change in Control.

      (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (G) "Company" has the meaning set forth in the introduction to this Agreement.

      (H) "Control" shall mean the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership of securities, by contract, or otherwise.

      (I) "Date of Termination" shall have the meaning stated in Section 7.2 hereof.

      (J) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

      (K) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (L) "Executive" has the meaning set forth in the first paragraph of this Agreement.

      (M) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (IV), (V) or (VI) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

            (I) the assignment to the Executive following a Change in Control of any duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control other than any such alteration primarily attributable to the fact that the Company may no longer be a public company;

            (II) a reduction by the Company following a Change in Control in the Executive's annual base salary as in effect immediately prior to the Change in Control;


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

            (III) the failure by the Company following a Change in Control, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

            (IV) the failure by the Company following a Change in Control to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan (as determined by Ammon or the Board prior to the Change in Control), or the failure by the Company following a Change in Control to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

            (V) the failure by the Company following a Change in Control to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company following a Change in Control which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company following a Change in Control to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

            (VI) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective; or

            (VI) any relocation of the Company's principal executive offices outside of the New York metropolitan area following a Change in Control.

      The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's


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

continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

      (N) "Notice of Termination" shall have the meaning stated in Section 7.1 hereof.

      (O) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) Ammon.

      (P) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

            (II) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

      (Q) "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

      (R) "Severance Payments" shall mean those payments described in Section
6.1 hereof.

      (S) "Total Payments" shall mean those payments described in Section 6.2 hereof.


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

      IN WITNESS WHEROF, the undersigned parties have signed this Agreement as of the date first written above.

                                                 BIG FLOWER PRESS HOLDINGS, INC.


                                                  By: /s/ Edward T. Reilly
                                                      --------------------------
                                                      Name:  Edward T. Reilly
                                                      Title: President


                                                      /s/ Richard L. Ritchie
                                                      --------------------------
                                                      RICHARD L. RITCHIE


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